Stradley Ronon Stevens & Young, LLP
                                                   Great Valley Corporate Center
                                                        30 Valley Stream Parkway
                                                Malvern, Pennsylvania 19355-1481
                                                        Telephone (610) 640-5800
                                                             Fax: (610) 640-1965

                                                               David F. Scranton
                                                     Direct Dial: (610) 640-5806
                                                  E-mail: dscranton@stradley.com




                                December 10, 2004

DNB Financial Corporation
4 Brandywine Avenue
Downingtown, PA  19335



Re: Registration Statement on Form S-8 with respect to the 1995 Stock Option Plan of DNB Financial Corporation (as Amended and Restated, effective as of April 27, 2004)

Dear Sirs:

         We have acted as counsel for DNB Financial Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 200,000 additional shares (the "Shares") of the common stock of the Company, par value $1.00 per share (the "Common Stock"). The Shares are issuable upon the exercise of stock options (the "Options") to be granted pursuant to the Company's 1995 Stock Option Plan, as amended and restated effective as of April 27, 2004 (the "Plan") and individual option agreements, consistent with the terms of the Plan, to be entered into hereafter upon approval by the Company's board of directors with certain employees and directors of the Company (the "Individual Option Agreements").

         In our capacity as counsel, we have been requested to render the opinions set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Plan, (iii) the Company's Articles of Incorporation, as amended, certified as true and correct by the Secretary of the Commonwealth of Pennsylvania, (iv) certain minutes of meetings of the Board of Directors and shareholders of the Company, certified as true and correct by the Secretary of the Company, (v) Bylaws of the Company, as amended, certified as true and correct by the Secretary of the Company, (vi) a Certificate of the Secretary of the Company dated December 10, 2004, and (vii) such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering this option.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as



              Philadelphia, PA - Harrisburg, PA - Wilmington, DE -
                        Cherry Hill, NJ - Washington, DC
                  A Pennsylvania Limited Liability Partnership

DNB Financial Corporation
Re: S-8 Registration Statement - 1995 Stock Option Plan as Amended and Restated December 10, 2004
Page 2


originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

         The laws covered by the opinion expressed herein are limited to (a) the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and (b) the Pennsylvania Business Corporation Law.

         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         Based upon, and subject to, the foregoing, we are of the opinion that the Shares, when issued upon proper exercise of the Options pursuant to and in accordance with the Plan and the respective Individual Option Agreements, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

         Furthermore, we hereby consent to the filing of this opinion letter as an exhibit to any applications for registration, qualification, or exemption, as the case may be, filed by, or on behalf of, the Company under the securities laws of the several states and other jurisdictions of the United States relating to the offering described in the Registration Statement.

                                         Very truly yours,

                                         STRADLEY, RONON, STEVENS & YOUNG, LLP


                                         By: /s/ David F. Scranton
                                             --------------------------
                                             David F. Scranton
                                             A Partner